UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

AUDIOVOX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number

13-1964841
(I.R.S. Employer Identification No.)

180 Marcus Blvd., Hauppauge, New York	11788
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 8.01                      Other Events.

On July 28, 2008, C. David Geise, Senior Vice President, entered into a written selling program in accordance with the guidelines specified by the SEC’s Rule 10b-5, under the Securities and Exchange Act of 1934 (the “10b-5 Plan”).  Pursuant to the 10b-5 plan, Mr. Geise intends to exercise 12,500 Audiovox options, 4,166 of which expire 8/31/10, 4,167 of which expire 11/30/10 and the balance of 4,167 which expire on February 28, 2011.  The 10b-5 Plan, which contemplates the exercise and sale of the options commencing on October 16, 2008, sets an initial strike price of $21.00 per share.  The strike price decreases in increments until the last month the option is exercisable when the strike price is $11.15 per share.  The 10b-5 Plan was entered into in order to facilitate the orderly sale of common stock for diversification and tax planning purposes prior to expiration.

The information furnished under this Item 8.01 shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUDIOVOX CORPORATON
(Registrant)

Date: July 31, 2008                                                                                     ___________________________________
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer